Exhibit 99.1
4064 Colony Road, Suite 200
Charlotte, NC 28211
704.973.7000
www.horizonlines.com
PRESS RELEASE
HORIZON LINES REDUCES DEBT IN FOURTH QUARTER
Stronger-Than-Projected Cash Flow Used to Voluntarily Repay Debt
Business Outlook for 2010 is Cautiously Optimistic
CHARLOTTE, N.C. (January 14, 2010) – Horizon Lines, Inc. (NYSE: HRZ) announced today that it reduced funded debt by $38.1 million during the fourth quarter and completed its fiscal year with $28.0 million less in funded debt than a year ago.
The company achieved stronger-than-projected free cash flow during the fourth quarter ended December 20, 2009. Cash was deployed to voluntarily pay down $35.0 million on a revolving credit facility and $1.5 million on a crane loan, as well as for a $1.6 million scheduled term-loan amortization payment. The fourth-quarter voluntary payments followed voluntary payments of $10.0 million in the third quarter and $5.0 million in the second quarter. At December 20, 2009, funded debt totaled $542.5 million, compared with $570.5 a year earlier. As is typical for Horizon Lines, it borrowed against its revolver in the first quarter of 2010 to fund vessel lease payments and for seasonal working capital needs. Typically, the company uses cash flow generated in the second half of the year to repay the borrowings and further reduce debt.
“In the face of a still challenging fourth-quarter business environment, we were able to produce very strong cash flow and voluntarily pay down debt,” said Chuck Raymond, Chairman, President and Chief Executive Officer. “While our revenue continued to be negatively impacted by lower volumes relative to last year, the rate of the volume decline lessened, continuing the improvement that we first experienced in the third quarter. EBITDA was in line with our internal expectations. We believe we are well positioned both financially and operationally for 2010, and view the year with cautious optimism.”
Horizon Lines will report fourth-quarter and full-year financial results on January 29, 2010, at which time management will conduct a conference call with investors to more fully discuss its financial and operating results and discuss the outlook for 2010. Details of the conference call will be disseminated within the next few days.
About Horizon Lines
Horizon Lines, Inc. is the nation’s leading domestic ocean shipping and integrated logistics company comprised of two primary operating subsidiaries. Horizon Lines, LLC, owns or leases a fleet of 20 U.S.-flag containerships and operates five port terminals linking the continental United States with Alaska, Hawaii, Guam, Micronesia and Puerto Rico. Horizon Logistics, LLC, offers customized logistics solutions to shippers from a suite of transportation and distribution management services, using information technology developed by Horizon Services Group and intermodal trucking and warehousing services provided by Sea-Logix. Transportation offerings include international ocean intermediary services and North American LTL and trucking networks. Horizon Lines, Inc. is based in Charlotte, NC, and trades on the New York Stock Exchange under the ticker symbol HRZ.
Forward Looking Statements
This press release contains “forward-looking statements” within the meaning of the federal securities laws. These forward-looking statements are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those that do not relate solely to historical fact. They include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events. Words such as, but not limited to,” “plan,” “believe,” “expect,” “will,” “would,” “could,” and similar expressions or phrases identify forward-looking statements.
All forward-looking statements involve risk and uncertainties. In light of these risks and uncertainties, expected results or other anticipated events or circumstances discussed in this press release might not occur. We undertake no obligation, and specifically decline any obligation, to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. There can be no assurance that actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences.
For information contact:
Jim Storey
Director, Investor Relations and Corporate Communications
704-973-7107
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